                                                                    EXHIBIT 23.2


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Calpine Corporation (the "Company") and to the references to this firm for the Company's estimated domestic proved reserves contained in the Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ NETHERLAND, SEWELL & ASSOCIATES, INC.



Houston, Texas
March 13, 2001